SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
COGNEX CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COGNEX CORPORATION
NOTICE OF SPECIAL MEETING IN LIEU OF
THE 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 25, 2006
To the Shareholders:
      A Special Meeting of the Shareholders of COGNEX CORPORATION in lieu of the 2006 Annual Meeting of Shareholders will be held on Tuesday, April 25, 2006, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts, for the following purposes:

1.	To elect two directors, both to serve for terms of three years, all as more fully described in the accompanying Proxy Statement.

2.	To consider and act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on March 3, 2006, as the record date for the meeting. All shareholders of record on that date are entitled to receive notice of and to vote at the meeting.
      YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Anthony J. Medaglia, Jr., Secretary
Natick, Massachusetts
March 15, 2006
Important
      Please note that due to security procedures, you will be required to show a form of picture identification to gain access to the offices of Goodwin Procter LLP. Please contact the Department of Investor Relations of the Corporation at (508) 650-3000 if you plan to attend the meeting.

i

PROXY STATEMENT
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the “Corporation”) for use at the Special Meeting in Lieu of the 2006 Annual Meeting of Shareholders to be held on Tuesday, April 25, 2006, at the time and place set forth in the accompanying notice of the meeting, and at any adjournments or postponements thereof. This Proxy Statement is first being sent to shareholders on or about March 15, 2006.
      The Corporation’s principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.
VOTING PROCEDURES
Voting and Quorum
      The holders of a majority in interest of all common stock, par value $.002 per share (“Common Stock”), issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of a nominee for Director will be decided by a plurality of the votes cast. Votes may be cast for or withheld from each nominee. Both abstentions and broker “non-votes” (that is, shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker “non-votes” are not counted as votes cast or shares voting.
Record Date and Voting Securities
      Only shareholders of record at the close of business on March 3, 2006 (the “Record Date”), are entitled to receive notice of and to vote at the meeting. As of the close of business on the Record Date, there were 46,713,903 shares of Common Stock outstanding and entitled to vote. Each outstanding share of the Corporation’s Common Stock entitles the record holder to one vote.
Proxies
      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the shareholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of the Board of Directors’ recommendations. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised, or by filing a duly executed proxy bearing a later date. Any shareholder of record as of the Record Date attending the meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the meeting will not constitute revocation of a previously given proxy.

PROPOSAL 1: ELECTION OF DIRECTORS
      The Board of Directors currently consists of six directors. The Board of Directors is divided into three classes, with one class being elected each year for a term of three years. It is proposed that Robert J. Shillman and Reuben Wasserman, whose terms expire at this meeting, be elected to serve terms of three years and in each case until their successors are duly elected and qualified or until they sooner die, resign or are removed.
Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ROBERT J. SHILLMAN AND REUBEN WASSERMAN.
      The persons named in the accompanying proxy will vote, unless authority is withheld, “for” the election of the nominees named above. The Board of Directors anticipates that each of the nominees, if elected, will serve as a director. If any nominee is unable to accept election, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominee. There are no family relationships between any Director and executive officer of the Corporation or its subsidiaries.
Information Regarding Directors
      Set forth below is certain information furnished to the Corporation by the Director nominees and by each of the incumbent Directors whose terms will continue after the meeting. The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is defined in the applicable listing standards of the National Association of Securities Dealers (“NASD”), except for Dr. Shillman, who is an executive officer of the Corporation, and Mr. Alias, who was an executive officer of the Corporation within the past three years and continues to be an employee of the Corporation. The Board has established the role of Lead Independent Director, and Mr. Fishman currently serves in that role, which includes chairing the executive sessions of the independent directors. Independent directors of the Corporation regularly meet in executive sessions outside the presence of management.

		Year First
		Elected a	Position With the Corporation or Principal Occupation
Name	Age	Director	During the Past Five Years

Nominated for a term ending in 2009:
Robert J. Shillman	59	1981	Since 1981, Chief Executive Officer and Chairman of the Board of Directors of the Corporation. From 1981 through August 2004, President of the Corporation.
Reuben Wasserman	76	1990	Since 1985, an independent consultant serving high tech corporations, venture capital firms, and serving on numerous Boards. Prior to 1985, he was Vice President of Strategic Planning for Gould, Inc. Mr. Wasserman also serves as a member of the Board of Directors of AMR, Inc., and as a member of the Board of Overseers of Lahey Clinic.

		Year First
		Elected a	Position With the Corporation or Principal Occupation
Name	Age	Director	During the Past Five Years

Serving a term ending in 2008:
Patrick A. Alias	60	2001	Since April 2005, Senior Vice President of the Corporation. From 1991 through April 2005, Executive Vice President of the Corporation. Prior to joining the Corporation, Mr. Alias spent over 20 years in various high technology management positions in Europe, Japan and the U.S. He holds Master’s Degrees in Electronics, Mathematics, and Economics from IEP in Europe, and is a graduate of the Advanced Management Program of the Harvard Business School.
Jerald G. Fishman	60	1998	Since 1971, held various management positions at Analog Devices, Inc., and has been since 1996, President and Chief Executive Officer of Analog Devices, Inc. Mr. Fishman also serves as a member of the Boards of Directors of Analog Devices, Inc. and Xilinx, Inc.
Serving a term ending in 2007:
William A. Krivsky	76	1985	Since 2004, Chairman and CEO of Keyson Airways Corporation. Since 1994, Principal of Kellogg, Krivsky & Buttler, Inc. and Chairman and CEO of Keyson Enterprises Inc. and The Keyson Company, Inc. Mr. Krivsky also serves as a member of the Board of Directors of Hitchiner Manufacturing. From 1986 to 1994, Mr. Krivsky was Executive Vice President of Bird Corporation, a manufacturer and distributor of building materials and products and a provider of environmental services, and previously had served as CEO of Velcro Industries, N.V.
Anthony Sun	53	1982	Since 1979, a general partner, and since 1997 managing partner, of Venrock Associates, a venture capital partnership. Mr. Sun also serves as a member of the Board of Directors of Phoenix Technologies Ltd., and several private companies.

Director Attendance
      During fiscal 2005, there were seven meetings of the Board of Directors of the Corporation. All of the Directors attended at least 70% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. Members of the Corporation’s Board of Directors are strongly encouraged to attend the Annual Meeting, or Special Meeting in lieu thereof, of Shareholders of the Corporation; however, the Corporation does not have a formal policy with respect to attendance at the Annual or Special Meeting. All of the Directors attended the Special Meeting in lieu of the 2005 Annual Meeting of Shareholders held on April 21, 2005, except for Dr. Shillman, who was unable to attend due to the death of his mother on the preceding day.
Compensation of Directors
      Each non-employee Director received compensation in the amount of $7,500 for fiscal 2005 plus an additional $2,000 for each meeting attended on or before July 21, 2005, or an additional $3,000 for each meeting attended after July 21, 2005. All non-employee directors who served on the Compensation/ Stock Option Committee of the Board of Directors in 2005 received an annual fee of $2,000 for the fiscal year. Each Director who served on the Audit Committee of the Board of Directors in 2005 received an annual fee of $3,000 for the fiscal year. The Chairman of the Audit Committee received an additional fee of $2,000 for the fiscal year. Each Audit Committee member also received $500 for each quarterly meeting attended to discuss the Corporation’s financial results, and $1,000 for any additional meetings attended on or before July 21, 2005, or $1,200 for any additional meetings attended after July 21, 2005. In addition, each Director, other than Dr. Shillman, was granted options to purchase 7,500 shares of Common Stock at $25.02 per share on January 10, 2005. These options have a ten-year term and vest in four equal annual installments commencing on January 1, 2006.
Communications to Directors
      Shareholders who wish to communicate with the Board of Directors or with a particular Director may send a letter to the Secretary of Cognex Corporation at One Vision Drive, Natick, Massachusetts 01760. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.
COMMITTEES OF THE BOARD OF DIRECTORS
Compensation/ Stock Option Committee
      The Board of Directors has a Compensation/ Stock Option Committee whose members are Reuben Wasserman and Jerald G. Fishman, Chairman. Each member of the Compensation/ Stock Option Committee is “independent” as such term is defined in the applicable listing standards of NASD. The Compensation/ Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation’s stock option plans. The Compensation/ Stock Option Committee met five times in fiscal 2005.
Audit Committee
      The Corporation has an Audit Committee whose members are Reuben Wasserman, Jerald G. Fishman and William A. Krivsky, Chairman. For fiscal 2005, among other functions, the Audit Committee reviewed with the Corporation’s independent registered public accounting firm the scope of the audit for the year, the results of the audit when completed and the independent registered public accounting firm’s fees for services performed. The Audit Committee also appointed the independent registered public accounting firm and reviewed with management various matters related to the Corporation’s internal controls. Under the written charter of the Audit Committee, which was attached as Appendix A to the Corporation’s Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2004, and is available on the Corporation’s website at www.cognex.com, the Audit Committee also determined funding for the independent registered public accounting firm and pre-approved all audit and permitted non-audit services. During fiscal 2005, the Audit Committee held nine meetings. Each member of the Audit Committee is “independent” as such term is defined in the applicable listing standards of NASD and the rules of the Commission. The Board of Directors has also determined that William A. Krivsky qualifies as an “audit committee financial expert” under the rules of the Commission.
Nominating Committee
      The Corporation has a Nominating Committee whose members are William A. Krivsky, Reuben Wasserman and Jerald G. Fishman, Chairman. Each member of the Nominating Committee is “independent” as such term is defined in the applicable listing standards of the NASD. Under the written charter of the Nominating Committee, which was attached as Appendix B to the Corporation’s Proxy Statement filed with the Commission on March 17, 2004, and is available on the Corporation’s website at www.cognex.com, the Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board and recommending to the Board nominees for election at each annual meeting of shareholders and when vacancies in the Board occur for any reason. During fiscal 2005, there were three meetings of the Nominating Committee.
      When considering a potential candidate for membership on the Board of Directors, the Nominating Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other Directors, in collectively serving the long-term interests of the shareholders. In addition to the minimum qualifications set forth for each nominee above, when considering potential candidates for the Board of Directors, the Nominating Committee seeks to ensure that the Board of Directors is comprised of a majority of independent directors and that the committees of the Board of Directors are comprised entirely of independent directors. The Nominating Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in the industry or markets in which the Corporation operates and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of background and experience. In practice, the Nominating Committee generally will evaluate and consider all candidates recommended by the Directors, officers and shareholders of the Corporation. The Nominating Committee intends to consider shareholder recommendations for Directors using the same criteria as potential nominees recommended by the members of the Nominating Committee or others.
      In December 2005, the Nominating Committee met and recommended Robert J. Shillman and Reuben Wasserman as nominees for election at this year’s meeting. The Nominating Committee did not receive any shareholder nominees for election as Director with respect to the meeting.
      Shareholders who wish to submit Director candidates for consideration should send such recommendations to the Secretary of the Corporation at the Corporation’s executive offices not less than 120 calendar days prior to the date on which the Corporation’s proxy statement for the prior year was released. Such recommendations must include: (i) the name and address of record of the shareholder, (ii) a representation that the shareholder is a record holder of the Corporation’s Common Stock, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (iv) a description of the qualifications of the proposed Director candidate which addresses the minimum qualifications described above, (v) a description of all arrangements or understandings between the shareholder and the proposed Director candidate, and (vi) the consent of the proposed Director candidate to be named in the proxy statement and to serve as a Director if elected at such meeting. Shareholders must also submit any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Commission. See also the information under “Deadlines for Submission of Shareholder Proposals.”
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
      The following table shows as of February 26, 2006, any person who is known by the Corporation to be the beneficial owner of more than five percent of the Corporation’s Common Stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, agreement, understanding, relationship or otherwise has or shares the power to vote such security or to dispose of such security.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(1)

Wellington Management Company, LLP	3,984,900	(2)	8.5%
75 State Street
Boston, MA 02109
Robert J. Shillman	3,899,456	(3)	8.3%
Cognex Corporation
One Vision Drive
Natick, MA 01760
The Hartford Series Fund, Inc.	2,473,200	(4)	5.3%
200 Hopmeadow Street
Simsbury, CT 06089
Royce & Associates, LLC	2,469,000	(5)	5.3%
1414 Avenue of the Americas
New York, NY 10019

(1)	Percentages are calculated on the basis of 46,806,184 shares of Common Stock outstanding as of February 26, 2006. The total number of shares outstanding used in calculating the percentages also assumes that only the currently exercisable options or options which become exercisable within 60 days of February 26, 2006, held by the person to acquire shares of Common Stock are exercised, but does not include the number of shares of Common Stock underlying options held by any other person.

(2)	Information regarding Wellington Management Company, LLP (“Wellington”) is based solely upon a Schedule 13G filed by Wellington with the Commission on February 14, 2006, which indicates that Wellington held shared voting and dispositive power over 3,984,900 shares.

(3)	Includes 357,850 shares which Dr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days of February 26, 2006. Also includes 700 shares held by

Dr. Shillman’s wife, and an aggregate of 7,000 shares held by Dr. Shillman’s children, which Dr. Shillman may be deemed to beneficially own, but as to which he disclaims beneficial ownership.

(4)	Information regarding The Hartford Series Fund, Inc. (“Hartford”) is based solely upon a Schedule 13G filed by Hartford with the Commission on behalf of The Hartford Capital Appreciation HLS Fund on February 8, 2006, which indicates that Hartford held shared voting and dispositive power over 2,473,200 shares.

(5)	Information regarding Royce & Associates, LLC (“Royce”) is based solely upon a Schedule 13G filed by Royce with the Commission on January 12, 2006, which indicates that Royce held sole voting and dispositive power over 2,469,000 shares.

Security Ownership of Directors and Officers
      The following information is furnished as of February 26, 2006, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by each Director of the Corporation, each Director nominee, each of the Named Executive Officers (as defined herein) and by all Directors and executive officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below. The address for each individual is c/o Cognex Corporation, One Vision Drive, Natick, Massachusetts 01760.

	Amount and
	Nature of
	Beneficial		Percent of
Name	Ownership(1)		Class(2)

Robert J. Shillman	3,899,456	(3)	8.3%
James F. Hoffmaster	252,998		*
Anthony Sun	196,038		*
Richard A. Morin	162,107		*
Patrick A. Alias	59,487		*
Jerald G. Fishman	40,250		*
Reuben Wasserman	26,250		*
William A. Krivsky	23,424		*
All Directors and Executive Officers as a group (8 persons)	4,660,010	(4)	9.8%

*	Less than 1%

(1)	Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 26, 2006: Dr. Shillman, 357,850 shares; Mr. Hoffmaster, 252,998 shares; Mr. Sun, 53,750 shares; Mr. Morin, 159,125 shares; Mr. Alias, 55,558 shares; Mr. Fishman, 40,250 shares; Mr. Wasserman, 26,250 shares; and Mr. Krivsky, 23,125 shares.

(2)	Percentages are calculated on the basis of 46,806,184 shares of Common Stock outstanding as of February 26, 2006. The total number of shares outstanding used in calculating the percentages also assumes that only the currently exercisable options or options which become exercisable within 60 days of February 26, 2006, held by the person to acquire shares of Common Stock are exercised, but does not include the number of shares of Common Stock underlying options held by any other person.

(3)	See Footnote (3) under “Security Ownership of Certain Beneficial Owners.”

(4)	Includes 968,906 shares which certain Directors and executive officers have the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 26, 2006.

      The material in the following Compensation/ Stock Option Committee Report on Executive Compensation, the performance graph on page 10 and the Audit Committee Report on page 13 are not “soliciting material,” are not deemed filed with the Commission and are not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
COMPENSATION/ STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The Corporation’s executive compensation program is administered by the Compensation/ Stock Option Committee (the “Committee”), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are generally made at the beginning of the fiscal year.
      In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive’s position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.
      The Corporation’s compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.
      In determining the base salaries paid to the Corporation’s executive officers for the year ended December 31, 2005, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive’s experience and potential.
      The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executives are eligible to receive annual cash bonuses upon achievement of these predetermined targets. In particular, for 2005, each executive officer was assigned a target annual cash bonus, which that executive officer was eligible to earn based on the achievement of certain financial goals set forth in the Corporation’s annual budget related to the Corporation’s operating income as a percentage of revenue. The target bonus for Robert J. Shillman, the Chief Executive Officer of the Corporation, was $210,000, with the opportunity to earn 0-300% of this amount based on the achievement of such goals; the target bonus for James F. Hoffmaster, the President and Chief Operating Officer of the Corporation, was $175,000, with the opportunity to earn 0-250% of this amount based on the achievement of such goals; and the target bonus for Richard A. Morin, Senior Vice President, Chief Financial Officer and Treasurer of the Corporation, was $92,000, with the opportunity to earn 0-200% of this amount based on the achievement of such goals. The annual bonuses for the year ended December 31, 2005, reflect the achievement of the predetermined targets, and were paid in February 2006. Dr. Shillman elected to forgo his 2005 bonus, and requested that the Corporation donate it to a public charity.
      The Corporation’s stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation’s stock during the option term.
      The Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the tax law, certain requirements must be met, including approval of the performance measures by shareholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.
Compensation of Robert J. Shillman, Chief Executive Officer and Chairman
      The Committee established the compensation of Robert J. Shillman, the Chief Executive Officer and Chairman of the Board of Directors of the Corporation, for the fiscal year ended December 31, 2005, using the same criteria that were used to determine the compensation of other executive officers as described above. In establishing Dr. Shillman’s compensation for the year ended December 31, 2005, the Committee considered his level of responsibility, salary increases awarded in the past, and the significant role that Dr. Shillman has played in setting the strategic direction of the Corporation. Dr. Shillman elected to forgo both his base compensation for fiscal 2005 of $350,000, which represented an increase of 0% over 2004, as well as his annual bonus of $181,650, and requested that the Corporation donate his 2005 bonus to a public charity. Dr. Shillman was granted options to purchase 50,000 shares of Common Stock at $25.02 per share on January 10, 2005.
      The foregoing report has been approved by all members of the Committee.

COMPENSATION/ STOCK OPTION COMMITTEE Jerald G. Fishman, Chairman
Reuben Wasserman

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR COGNEX CORPORATION
      Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Corporation’s Common Stock, based on the market price of the Corporation’s Common Stock, with the total return on companies within the Nasdaq Stock Market-US Companies Index (the “Nasdaq-US Index”) and the Center for Research in Security Prices (“CRSP”) Nasdaq Lab Apparatus & Analytical, Optical, Measuring & Controlling Instrument (SIC 3820-3829 US Companies) Index (the “Nasdaq Lab Apparatus Index”). The performance graph assumes an investment of $100 in each of the Corporation and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Nasdaq Lab Apparatus Index was provided to the Corporation by CRSP.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR COGNEX CORP
Produced on 02/17/2006 including data to 12/30/2005
Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/29/2000.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the compensation awarded to, earned by or paid to the Corporation’s Chief Executive Officer and the Corporation’s other two executive officers (collectively, the “Named Executive Officers”).

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	Options (Shares)	Compensation(2)

Robert J. Shillman(3)	2005	$0	$0	50,000	$6,538
Chief Executive Officer	2004	$0	$0	120,000	$6,142
	2003	$0	$21,450	55,000	$6,206
James F. Hoffmaster	2005	$329,031	$151,375	55,000	$7,432
President and Chief	2004	$305,000	$260,000	55,000	$7,298
Operating Officer	2003	$281,077	$15,400	50,000	$3,868
Richard A. Morin	2005	$214,519	$79,580	32,500	$12,524
Chief Financial Officer,	2004	$207,081	$135,680	32,500	$11,103
Senior Vice President,	2003	$197,730	$8,752	35,000	$10,097
and Treasurer

(1)	Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2)	Includes the following amounts paid by the Corporation for insurance premiums for the benefit of the Named Executive Officer: (i) in 2005: for Dr. Shillman $2,322, for Mr. Hoffmaster $1,132, and for Mr. Morin $1,930; (ii) in 2004: for Dr. Shillman $2,322, for Mr. Hoffmaster $1,242, and for Mr. Morin $1,852; and (iii) in 2003: for Dr. Shillman $2,322, for Mr. Hoffmaster $1,290, and for Mr. Morin $984. Includes the following contributions made by the Corporation under its 401k Plan: (i) in 2005: for Mr. Hoffmaster $6,300, and for Mr. Morin $6,300; (ii) in 2004: for Dr. Shillman $322, for Mr. Hoffmaster $6,056, and for Mr. Morin $6,150; and (iii) in 2003: for Dr. Shillman $276, for Mr. Hoffmaster $2,578, and for Mr. Morin $6,000. In addition, includes miscellaneous fringe benefits which are available to all employees generally: (i) in 2005: for Dr. Shillman $4,216, and for Mr. Morin $4,294; (ii) in 2004: for Dr. Shillman $3,498, and for Mr. Morin $3,101; and (iii) in 2003: for Dr. Shillman $3,608, and for Mr. Morin $3,113.

(3)	Dr. Shillman elected to forgo his base salary of $350,000 in 2005, $350,000 in 2004, and $325,000 in 2003, as well as his 2005 annual bonus of $181,650 and his 2004 annual bonus of $336,000. Dr. Shillman requested that the Corporation donate his annual bonus for 2004 and 2005 to a public charity.
Termination Agreement
      On June 4, 2001, the Corporation and Mr. Hoffmaster, President and Chief Operating Officer of the Corporation, entered into a termination agreement, which provides for severance benefits to Mr. Hoffmaster in the event his employment is terminated under certain circumstances. In the event the Corporation terminates Mr. Hoffmaster’s employment for any reason other than “cause” and not in connection with a change of control, the Corporation will pay Mr. Hoffmaster an aggregate amount, in no event exceeding $240,000, in accordance with a formula that takes into account his remaining non-compete period and any pre-tax gain realized or realizable in connection with his stock options. If, however, (i) within 12 months following a change of control, Mr. Hoffmaster’s employment is terminated by the surviving entity for reasons other than “cause” or (ii) Mr. Hoffmaster voluntarily terminates his employment following a change of control upon the occurrence of certain events, the surviving entity will pay Mr. Hoffmaster an aggregate amount, in no event exceeding $240,000, in accordance with a formula that takes into account the number of months that he was an employee of the Corporation and the surviving entity. In addition, a number of stock options held by Mr. Hoffmaster, which number shall be determined based on his number of full months of employment, will accelerate and become exercisable.
Stock Option Grants in Last Fiscal Year
      The following table provides information on option grants in fiscal 2005 to the Named Executive Officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

	Individual Grants

		Percentage			Potential Realizable
		of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	or Base		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name and Principal Position	Granted(1)	2005(2)	(per share)	Date	5%	10%

Robert J. Shillman	50,000	2.61%	$25.02	1/10/15	$786,747	$1,993,772
Chief Executive Officer
James F. Hoffmaster	55,000	2.87%	$25.02	1/10/15	$865,422	$2,193,149
President and Chief Operating Officer
Richard A. Morin	32,500	1.70%	$25.02	1/10/15	$511,386	$1,295,952
Chief Financial Officer, Senior Vice President, and Treasurer

(1)	These options have a ten-year term and became exercisable in four equal annual installments commencing on January 1, 2006.

(2)	A total of 1,914,000 options were granted to employees of the Corporation for recognition of services rendered in fiscal year 2005.

(3)	These values are based on assumed compound rates of appreciation specified by the Commission. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation’s Common Stock. There can be no assurance that the values reflected in this table will be achieved.

Aggregated Stock Option Exercises in Last Fiscal Year and 12/31/05 Option Values
      The following table sets forth the aggregated number of options to purchase shares of Common Stock exercised by the Named Executive Officers in 2005 and the value of the Named Executive Officers’ unexercised options at December 31, 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
			Options at 12/31/05		12/31/05(2)
	Shares
	Acquired	Value
Name and Principal Position	on Exercise	Realized(1)	Exercisable / Unexercisable		Exercisable / Unexercisable

Robert J. Shillman	0	$0	307,100	127,000	$1,244,510	$598,313
Chief Executive Officer
James F. Hoffmaster	12,500	$135,063	208,374	225,874	$1,070,310	$1,082,835
President and Chief Operating Officer
Richard A. Morin	24,000	$286,098	113,375	95,125	$364,244	$532,089
Chief Financial Officer, Senior Vice President, and Treasurer

(1)	The value realized on exercise represents the difference between the exercise prices of the stock options and the trading price of the Corporation’s Common Stock on the NASDAQ National Market System on the date of exercise, multiplied by the number of shares underlying the option exercised.

(2)	The value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of the Corporation’s Common Stock on the NASDAQ National Market System on December 31, 2005, of $30.09, multiplied by the number of shares underlying the options.
REPORT OF THE AUDIT COMMITTEE
      The following is the report of the Audit Committee with respect to the Corporation’s audited financial statements for the fiscal year ended December 31, 2005.
      The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Corporation’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which provides that certain matters related to the conduct of the audit of the Corporation’s financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 relating to the independent registered public accounting firm’s independence from the Corporation, has discussed with the independent registered public accounting firm their independence from the Corporation, and has considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
      The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an “independent” Director under the applicable listing standards of the NASD and rules of the Commission.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Corporation’s Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

      The foregoing report has been approved by all members of the Audit Committee.

AUDIT COMMITTEE

William A. Krivsky, Chairman
Jerald G. Fishman
Reuben Wasserman
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed Ernst & Young as the Corporation’s independent registered public accounting firm to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2006. Ernst & Young has served as the Corporation’s independent registered public accounting firm since the fiscal year ended December 31, 2003. A representative of Ernst & Young is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.
Fees Paid to Independent Registered Public Accounting Firm
      The aggregate fees charged or expected to be charged by Ernst & Young for services rendered in auditing the Corporation’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and reviewing the financial statements included in the Corporation’s quarterly reports on Form 10-Q for those fiscal years, as well as the fees charged or expected to be charged by Ernst & Young for other professional services rendered during those fiscal years are as follows:
      Fees for fiscal 2005:

Audit Fees (includes $325,000 for the audit of internal control over financial reporting for Sarbanes-Oxley Act compliance)	$880,000
Audit-Related Fees (includes accounting consultations in connection with acquisitions)	$35,000
Tax Fees:
Tax Compliance, Planning and Preparation	$20,000
Tax Consulting, Advisory and Other Services	$70,000

Total Tax Fees	$90,000
All Other Fees	$0
      Fees for fiscal 2004:

Audit Fees (includes $290,000 for the audit of internal control over financial reporting for Sarbanes-Oxley Act compliance)	$795,000
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Pre-approval Policies
      The Audit Committee pre-approves all auditing services and the terms of such services and non-audit services provided by the Corporation’s independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent registered public accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.
      The pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than 5% of the total amount of revenues paid by the Corporation to its independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.
      All of the audit-related, tax and all other services proved by Ernst & Young to the Corporation for fiscal years 2005 and 2004 were approved by the Audit Committee by means of either specific approval or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided for fiscal years 2005 and 2004 were reviewed by the Audit Committee, which concluded that the provision of such services was compatible with maintaining the independent registered public accounting firm’s independence.
COMPENSATION/ STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
      The members of the Compensation/ Stock Option Committee during fiscal 2005 were Mr. Fishman and Mr. Wasserman. Neither of them has served as an officer or employee of the Corporation or any of its subsidiaries, nor had any business relationship or affiliation with the Corporation or any of its subsidiaries other than his service as a Director.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On June 30, 2000, the Corporation became a Limited Partner in Venrock Associates III, L.P. (“Venrock”), a venture capital fund. In January 2005, the Corporation amended its original agreement with Venrock, which reduced the total investment commitment from $25,000,000 to $22,500,000 and extended the commitment period from January 1, 2005 to December 31, 2010. The Corporation does not have the right to withdraw from the partnership prior to December 31, 2010. As of December 31, 2005, the Corporation had contributed $17,450,000 to the limited partnership. Mr. Sun, a Director of the Corporation, is a managing general partner of Venrock Associates. In the Board’s opinion, the Corporation’s relationship with Venrock Associates will not interfere with Mr. Sun’s exercise of independent judgment in carrying out his responsibilities as a Director of the Corporation.
      In May 2001, Mr. Hoffmaster, President and Chief Operating Officer of the Corporation, received a personal, non-interest bearing loan from the Corporation in the principal amount of $200,000 in conjunction with his hiring. The Corporation automatically applies any cash bonus payments (less applicable taxes and deductions) earned by Mr. Hoffmaster to the repayment of the loan balance. The loan must be repaid upon the termination of Mr. Hoffmaster’s employment, unless the Corporation terminates Mr. Hoffmaster’s employment for any reason other than cause, in which case the unpaid balance shall be forgiven. The largest aggregate amount outstanding under the loan during fiscal 2005 was $183,244. The amount outstanding as of February 26, 2006, was $0.

COMPLIANCE WITH SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING
      Section 16(a) of the Exchange Act requires the Corporation’s officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than 10% holders of Common Stock are required by the Commission’s regulations to furnish the Corporation with copies of all forms they file with the Commission under Section 16(a).
      Based solely on copies of such forms furnished as provided above, the Corporation believes that during fiscal 2005, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with, except Mr. Fishman failed to timely file two Form 4’s, each reporting one transaction, and Mr. Hoffmaster failed to timely file one Form 4 reporting one transaction. When the oversights were discovered, the appropriate forms were filed promptly.
ADDITIONAL INFORMATION
Deadlines for Submission of Shareholder Proposals
      Under regulations adopted by the Commission, any proposal submitted for inclusion in the Corporation’s Proxy Statement relating to the 2007 Annual Meeting of Shareholders must be received at the Corporation’s principal executive offices in Natick, Massachusetts on or before November 15, 2006. Receipt by the Corporation of any such proposal from a qualified shareholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.
      In addition to the Commission’s requirements regarding shareholder proposals, the Corporation’s By-Laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals regarding the election of Directors, are to be considered at the 2007 Annual Meeting, notice of them whether or not they are included in the Corporation’s proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation on or before February 9, 2007. The notice must set forth: (i) information concerning the shareholder, including his or her name and address; (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice; and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting. Shareholder proposals with respect to the election of directors must also contain other information set forth in the Corporation’s By-Laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals subject to the Commission’s rules governing the exercise of this authority.
      It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.
Other Matters
      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.
Expenses and Solicitation
      The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.
Form 10-K Report
      The Corporation will provide each beneficial owner of its securities with a copy of its annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Commission for the Corporation’s most recent fiscal year, without charge, upon receipt of a written request from such person. Such request should be sent to Department of Investor Relations, Cognex Corporation, One Vision Drive, Natick, Massachusetts 01760.

By Order of the Board of Directors

Anthony J. Medaglia, Jr., Secretary
Natick, Massachusetts
March 15, 2006

DETACH HERE
PROXY
COGNEX CORPORATION
Special Meeting in Lieu of
2006 Annual Meeting of Shareholders
April 25, 2006
The undersigned hereby appoints Robert J. Shillman and Reuben Wasserman, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting in Lieu of the 2006 Annual Meeting of Shareholders of COGNEX CORPORATION to be held April 25, 2006 at 10:00 a.m. local time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, and at any adjournment or postponement thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of common stock, par value $0.002 per share, of COGNEX CORPORATION held of record by the undersigned as of the close of business on March 3, 2006, upon such business as may properly come before the meeting, including the following:
1.	Election of two directors for terms of three years. Nominees: (01) Robert J. Shillman and (02) Reuben Wasserman
☐	FOR all nominees

☐	WITHHELD from all nominees

☐	WITHHELD as to the nominee noted:

2.	In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournments or postponements thereof.
(Continued and to be signed on reverse side)

DETACH HERE
(Continued from the other side)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
Mark here if you plan to attend the meeting ☐

Date:	, 2006

Signature

Signature

Please sign exactly as your names(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON